Exhibit 99.1

Deltek
13880 Dulles Corner Lane
Herndon, VA 20171-4600
703.734.8606
800.456.2009
703.734.0346 FAX

May 5, 2008

Mr. Mark Wabschall

10495 Hannah Farm Road

Oakton, VA 22124

Dear Mark:

I am pleased to offer you the position of Executive Vice President, Chief Financial Officer and Treasurer of Deltek, Inc. (the “Company”). I am very excited about the Company’s future and equally excited at the prospect of your joining our team. The following are the terms and conditions of your offer.

1.	Start Date. We have agreed that you will start working for the Company beginning on May 12, 2008.

2.	Reporting Responsibilities. As Executive Vice President, Chief Financial Officer and Treasurer, you will report to me, although, as with all of the Company’s officers, you may also be called on from time to time to give reports to the Board of Directors of the Company (the “Board”) directly.

3.	Base Salary and Annual Bonus. Your annual base salary will be $300,000, payable in accordance with the Company’s standard payroll policy, and will be reviewed periodically. You will have an annual bonus target of $150,000. Bonuses will be paid quarterly, based on satisfaction of actual performance against agreed targets, and your actual bonuses may be more than or less than your annual bonus target. All payments to you by the Company will be subject to any required withholding of taxes.

In addition and as discussed, your quarterly bonus for the first two quarters after your start date will be paid at a minimum achievement of 100% of target.

4.	Other Benefits. You will be provided with the Company’s standard benefits package, which currently includes medical coverage, 401(k) plan participation and three weeks of paid vacation. You will be reimbursed pursuant to the Company’s expense reimbursement policy for the covered business expenses that you incur in connection with your service to the Company.

5.

Insurance & Indemnification. From and after your start date, and for so long as the Company maintains any directors and officers liability insurance policy, you will be provided in respect of your service to the Company with the same coverage under

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such policy as is provided to other officers of the Company in respect of their service to the Company. In addition, from and after your start date, the Company will indemnify you to the maximum extent permitted under applicable law and/or the Company’s certificate of incorporation or bylaws to the extent that such indemnification is provided to other directors or officers of the Company. Such coverage and indemnification will be provided, to the extent that you are entitled thereto, without regard to your termination of employment.

6.	Stock Options. On or as soon as practicable after your start date and upon approval of the Board, the Compensation Committee of the Board or any Subcommittee of the Board, the Company will grant you an option to purchase 150,000 shares of common stock, par value $0.001 per share, of the Company (collectively with any securities into which such shares are changed or for which such shares are exchanged, the “Common Stock”), with a per share exercise price equal to the closing price of a share of Common Stock on the Nasdaq Global Select Market on the date the grant is approved by the Board, the Compensation Committee of the Board or any Subcommittee of the Board. These options will vest in 25% increments annually over four years on each anniversary of your start date, will have a 10-year maximum term, will be granted pursuant to the Company’s 2007 Stock Incentive and Award Plan, and will be evidenced by and subject to a Stock Option Agreement and a Shareholders’ Agreement in the forms customarily used by the Company for its officers, copies of which will be provided to you. Under our current compensation philosophy, executive officers may be considered for additional stock grants as appropriate.

7.	At-Will Employment; Severance. You will have no set term of employment, and your employment will be at will.

If your employment is terminated other than on the date of or within 18 months following a Change in Control either by the Company without Cause or by you for Good Reason, then the Company (or its successors, as applicable) shall continue to pay you your then current base salary as of the date of termination for six months thereafter. In addition, upon any termination that entitles you to the foregoing severance benefits, the Company will also continue your coverage (including any dependent coverage in place as of your termination date) under the Company’s medical benefit plan for 12 months at your cost at the active-employee premium rate.

If your employment is terminated on the date of or within 18 months following a Change in Control either by the Company or its successors without Cause or by you for Good Reason, then the Company shall: (1) continue to pay you your then current base salary as of the termination date for 18 months thereafter, (2) pay you 150% of your then current target annual bonus (based on your target annual bonus in effect in the period in which you are terminated), and (3) continue your coverage (including any dependent coverage in place as of your termination date) under the Company’s medical benefit plan for 18 months at your cost at the active-employee premium rate.

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The continuation of base salary referred to in the two immediately preceding paragraphs will be paid in substantially equal installments over the 6-month or 18-month severance period, as applicable, in accordance with the Company’s standard payroll practices with respect to active employees, but not less frequently than monthly. The payment of your bonus will be made in a lump sum at such time as bonuses are generally paid to employees during the period in which you are terminated. Notwithstanding the preceding two sentences, if Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), would cause the imposition of an excise tax on the salary continuation severance payment or bonus award severance payment if paid as described above, then payment of the salary continuation severance payment and bonus award severance payment shall be ordered so as to avoid the imposition of the excise tax, as follows: (i) as much of the bonus award severance payment as may be paid without the imposition of the excise tax shall be paid as described above, and any remaining portion of the bonus award severance payment shall be paid upon the day following the six-month anniversary of the termination date; and (ii) if any installments of the salary continuation severance payment may be paid (in whole or in part) as described above without the imposition of the excise tax, then such installments shall be paid as described above, and the remaining installments shall commence upon the day following the six-month anniversary of the termination date, and the first installment paid upon the day following the six-month anniversary of the termination date shall include all portions of the salary continuation severance payment that would have been paid but for the application of Section 409A to the salary continuation severance payment. The Company’s obligations to make any payments and (if applicable) continue the medical coverage as set forth above are conditioned upon (x) your execution and delivery of, and your continued compliance with the obligations under, the Confidential and Proprietary Information, Assignment of Inventions and Non-Competition Agreement, the form of which is attached as Annex B, and (y) your execution, delivery and non-revocation of a valid and enforceable general release of claims in the form attached as Annex C.

For purposes of this letter, “Change in Control,” “Cause” and “Good Reason” will have the meanings set forth on Annex A.

8.

Effect of Section 280G. Notwithstanding any provision in this letter or any other plan, program or arrangement of the Company to the contrary, payments to be made to you in the event of a change in ownership or effective control of the Company or a change in ownership of a substantial portion of its assets (within the meaning of Section 280G(b)(2) of the Code and the regulations promulgated thereunder) shall be reduced, but only if and to the extent that a reduction in the payments to you would result in your retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the excise tax payable under Section 4999 of the Code), than if you received the entire amount of such payments without reduction. If the payments are to be reduced as described above, then, unless you give prior written notice to the Company specifying a different order by which to effectuate the foregoing, the Company shall reduce or eliminate such payments (i)

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by first reducing or eliminating the portion of such payments which is not payable in cash (other than that portion of such payments that is subject to clause (iii) below), (ii) then by reducing or eliminating cash payments (other than that portion of such payments that is subject to clause (iii) below) and (iii) then by reducing or eliminating the portion of such payments (whether or not payable in cash) to which Treasury Regulation Section 1.280G-1 Q/A 24(c) (or any successor thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date of the Change in Control. Any notice you give pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing your rights and entitlements to any benefits or compensation.

9.	Employee Covenants. As a condition of your employment, not later than your start date, you will execute and deliver the Company’s form of Confidential and Proprietary Information, Assignment of Inventions and Non-Competition Agreement, which is attached as Annex B.

If the foregoing terms and conditions are consistent with your understanding, please sign this letter below and return a copy to me. Mark, I am confident that you will be a valuable addition to our team, and I look forward to working with you.

Very truly yours,

DELTEK, INC.

By:	/s/ K T Parker
Name:	Kevin Parker
Title:	President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Mark Wabschall
Mark Wabschall

May 5, 2008
Date

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Annex A

Definitions

“Cause” shall mean (A) a conviction of you for the commission of a felony, (B) a commission by you of one or more acts involving fraud or gross misconduct that cause material damage to the Company, (C) a material violation by you of the Confidential and Proprietary Information, Assignment of Inventions and Noncompetition Agreement or (D) your breach of any material terms of this letter and such breach is not cured within 30 days after written notice by the Company to you identifying such breach. Prior to terminating your employment for Cause pursuant to clause (D), you shall be given (1) a written notice of such determination setting forth the nature of such alleged Cause item and specifically stating the corrective action required, (2) a reasonable opportunity to meet with the Board (with the assistance of your counsel if you so elect) to discuss such item and required corrective action and (3) a reasonable opportunity to take the required action and cure such item.

A “Change in Control” will have occurred if (A) any third party not affiliated with New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. or Allegheny New Mountain Partners, L.P. or any of their affiliates (collectively, “New Mountain”), but excluding the deLaski Shareholders (as defined in the Shareholders’ Agreement, dated as of April 22, 2005, to which (among others) the Company and New Mountain are parties), owns, directly or indirectly, more voting capital stock of the Company than New Mountain owns or (B) a third party not so affiliated has or obtains the right to elect a majority of the Board.

“Good Reason” shall mean (A) (x) a material reduction, without your written consent, of the nature and scope of the authorities, powers, functions or duties assigned to you, which reduction will be assumed if you no longer serve as sole chief financial officer or if the Company ceases to be a publicly registered company or (y) any reduction, without your prior written consent, of your compensation (including, without limitation, your annual base salary or target annual bonus opportunity), (B) the Company’s requiring you, without your prior written consent, to change the office location at which you are based which results in your having a commute to such location from your residence in excess of 75 miles or in excess of 120% (in miles) of your commute immediately prior to the date of such change of location, whichever is greater, or (C) the Company’s breach of any material terms of your employment or this letter, and, in the case of clause (A) or (C), such reduction or breach is not cured within 30 days after written notice by you to the Company identifying such reduction or breach. In order to constitute termination for Good Reason, you must terminate your employment within 60 days after the basis for such termination becomes known to you (or, in the case of clause (A) or (C), within 30 days after the Company has failed to cure such reduction or breach).

Annex B

CONFIDENTIAL AND PROPRIETARY INFORMATION,

ASSIGNMENT OF INVENTIONS AND NON-COMPETITION AGREEMENT

This Confidential and Proprietary Information, Assignment of Inventions and Non-Competition Agreement (“Agreement”), dated as of                     , is made and entered into by and between Mark Wabschall (the “Employee”) and Deltek, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company; and

WHEREAS, in connection with the Employee’s employment with the Company, the Employee shall receive, have access to, and contribute to various confidential information and materials, which constitute valuable proprietary information of the Company;

NOW, THEREFORE, in consideration of the premises and covenants set forth in this Agreement, the continued employment by the Company of the Employee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Employee, the parties to this Agreement agree as follows:

Section 1. Employee Covenants. The Employee agrees that (i) the Employee shall not at any time disclose or furnish to any other Person or use for his or her own or any other Person’s account any Confidential or Proprietary Information (other than in the course of his or her employment with the Company) except as otherwise provided in this Agreement; (ii) the Employee will not (and has not), during employment with the Company, use or disclose any proprietary information or trade secrets of Employee’s former or concurrent employers or companies, if any (iii) the Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to Employee’s former or concurrent employers or companies, if any, unless consented to in writing by such employers or companies; (iv) the Employee’s performance of all the terms of this Agreement and as an employee of the Company does not and, to the best of Employee’s present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment by the Company; (v) the Employee has not entered into, and will not enter into, any agreement either written or oral in conflict with this Agreement; (vi) the Employee at the present time is not restricted from being employed by the Company or entering into this Agreement; (vii) the Employee shall not, at any time during his or her employment with the Company and thereafter during the Restriction Period, directly or indirectly solicit for employment, including recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any of its affiliates; and (viii) the Employee shall not, at any time during his or her employment with the Company and thereafter during the Restriction Period, engage in any Competitive Activity.

For purposes of this Agreement:

“Company’s Market Area” shall mean (i) the United States (including each state and the District of Columbia), and (ii) each country or territory other than the United States that accounted for at least two and one-half percent (2-1/2%) of the software license revenue by the Company and its subsidiaries during the four (4) fiscal quarters immediately prior to the date of the Employee’s termination of employment as reported on the Company’s financial statements.

“Company Product” shall mean any project-based business management and/or sales management software and/or other product that, as of the date of the Employee’s termination of employment, the Company or any of its affiliates is developing, implementing, marketing and/or selling.

“Competing Business” shall mean the business of (i) developing, implementing, marketing and/or selling any Company Products or Competing Products or (ii) developing, providing, performing, marketing or selling any Competing Services.

“Competing Product” shall mean any product that competes with any Company Product.

“Competing Service” shall mean implementation, consulting, support, maintenance, development and/or training services relating to, or in connection with, the use of any Company Products or Competing Products.

“Competitive Activity” shall mean, directly or indirectly, (i) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or being connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or (ii) acting as a Competitor in an individual capacity; provided, that in no event (x) shall ownership by the Employee of five percent (5%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as the Employee does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a shareholder thereof, (y) shall being employed by a Competitor, standing alone, be considered Competitive Activity, so long as (A) the Competitor has more than one discrete and readily distinguishable part of its business, (B) the Employee’s duties are not at or involving the part of the Competitor’s business that constitutes a Competing Business, including, without limitation, serving in a capacity where any Person involved in the part of the Competitor’s business that constitutes a Competing Business reports to the Employee and (C) the Employee notifies the Company of such employment prior to commencement of his or her employment with such Competitor, or (z) shall being employed by a licensee of any Company Product and providing Competing Services to such licensee, standing alone, be considered Competitive Activity.

“Competitor” shall mean any Person that is engaged in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) a Competing Business in the Company’s Market Area.

“Confidential or Proprietary Information” shall mean any non-public information about the Company or any of its affiliates which was acquired by the Employee during his or her employment with the Company or any of its affiliates, including, but not limited to, proprietary information relating to the Company’s business or the business of its subsidiaries, parent company, affiliates, successors or assigns (collectively, “Affiliated Entities”). Such information shall include, but is not limited to, customer, employee, supplier, and distributor lists, contacts, addresses, information about employees and employee relations, training manuals and procedures, recruitment methods and procedures, business plans and projections, employment contracts, employee handbooks, information about customers and suppliers, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, patterns, processes, formulas, data bases, know how, developments, experiments, improvements, computer programs, manufacturing, recruitment and distribution techniques, specifications, tapes, and compilations of information, all of which (i) are owned by the Company or its Affiliated Entities, other parties with which the Company or its Affiliated Entities do business (“Third Parties”) or customers of the Company or its Affiliated Entities, (ii) are used in the operation of the Company’s, Affiliated Entities’, Third Parties’ and/or a customer’s business and (iii) have or are reasonably likely to have value to the Company or any of its Affiliated Entities or to a Competitor. Confidential or

Proprietary Information excludes information that is or becomes generally available to the public other than as a result of a breach of this Agreement by the Employee.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Restriction Period” shall mean the period commencing on the date of the Employee’s termination of employment and ending on the twelve (12) month anniversary of such termination.

Section 2. Retaining and Assigning Inventions and Original Works.

2.1 Inventions and Original Works Retained by Employee. Attached as Exhibit A is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to Employee’s employment with the Company, which belong to Employee, which relate to the Company’s proposed business and products, and which are not assigned to the Company; or, if no such list is attached, Employee represents that there are no such inventions or original works of authorship.

2.2 Inventions and Original Works Assigned to the Company. Employee agrees that Employee will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all his or her right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Employee has solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the period of time Employee has been in the employ of the Company or which Employee may solely or jointly conceive or develop or reduce to practice, during the period of time Employee shall be in the employ of the Company.

Employee acknowledges that all original works of authorship which have been and will be made by Employee (solely or jointly with others) within the scope of employee’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USCA Section 101).

2.3 Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by Employee (solely or jointly with others) during the term of his or her employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be made available to and shall remain the sole property of the Company at all times.

2.4 Obtaining Letters Patent and Copyright Registrations. Employee agrees that Employee’s obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned under this Agreement to the Company shall continue beyond the termination of employment, but the Company shall compensate Employee at a reasonable rate for time actually spent by Employee at the Company’s request on such assistance. If the Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to the Company as described above, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead, to execute and further the prosecution and issuance of letters patent or copyright registrations with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or hereafter may have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registration assigned under this Agreement to the Company.

Section 3. Remedies. The Employee agrees that any material breach of the terms of this Agreement would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all Persons acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this Section 3 shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach of this Agreement, including, without limitation, the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants contained in this Agreement are reasonable and necessary to protect the businesses of the Company and its affiliates because of the Employee’s access to Confidential Information and his or her material participation in the operation of such businesses.

Section 4. Miscellaneous.

4.1. Amendments and Waivers. This Agreement and any of its provisions may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by a written agreement signed by the parties to this Agreement; provided, that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided in such waiver. Except as otherwise expressly provided in this Agreement, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement, or otherwise available in respect of this Agreement at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.2. Assignment; No Third-Party Beneficiaries. This Agreement, and the Employee’s rights and obligations under it, may not be assigned by the Employee, and any purported assignment by the Employee in violation of this Agreement shall be null and void. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

4.3. Notices. Unless otherwise provided in this Agreement, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, (ii) facsimile , with confirmation of receipt, to any facsimile number the Employee provides to the Company for purposes of receipt of notice, (iii) commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)	If to the Employee, to the most recent home address that the Company maintains in its records for the Employee; and

(b)	If to the Company, to:

Deltek, Inc.

13880 Dulles Corner Lane
Herndon, VA 20171
Attention: General Counsel
Facsimile: (703) 880-0260

All such notices, requests, consents and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other parties notice in the manner then set forth.

4.4. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties to this Agreement shall be governed by, the laws of the Commonwealth of Virginia, without giving effect to its conflicts of laws principles.

4.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, if a court or arbitrator determines that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties to this Agreement agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

4.6. Entire Agreement. This Agreement shall constitute the entire agreement between the parties, and supersedes all prior representations, agreements and understandings (including any prior course of dealings), both written and oral, between the parties with respect to the subject matter of this Agreement. The terms of this Agreement shall prevail and govern in the event of any conflict in terms between this Agreement and any Company agreement or Company policy applicable to the Employee.

4.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

4.8. No Right to Continued Employment. This Agreement shall not confer upon the Employee any right with respect to continuance of employment by the Company or any Affiliated Entity, nor shall it interfere in any way with the right of the Company or any Affiliated Entity to terminate the Employee’s employment at any time. Specifically, nothing in this Agreement changes Employee’s status as an express “at-will” employee. Employee agrees that unless specifically provided in another writing signed by the Employee and the President of the Company, Employee’s employment by the Company is not for a definite period of time. Rather, Employee’s employment relationship with the Company is one of employment “at will” and may be terminated by either Employee or the Company at any time, with or without cause or prior notice. In addition, the Company has the right to change Employee’s compensation, duties, assignments, responsibilities, location of position and any other terms and conditions of his or her employment at any time, with or without cause or notice.

4.9 Change in Residence. Employee understands and agrees that upon a change of Employee’s state of legal residence, Employee shall, if so requested by the Company, promptly execute and deliver the Company’s standard Confidential and Proprietary Information, Assignment of Inventions and Non-Competition Agreement applicable to such state.

4.10. Binding Effect. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of each of the parties, including, without limitation, the Employee’s heirs and the personal representatives of the Employee’s estate and any successor to all or substantially all of the business and/or assets of the Company.

4.11. General Interpretive Principles. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement. Words of inclusion shall not be construed as terms of limitation, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties to this Agreement, all as of the date first above written.

Employee	DELTEK, INC.

By:
Name:		Name:
Title:

EXHIBIT A

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION

Annex C

Form of Release of Claims

WAIVER AND RELEASE OF CLAIMS

1. General Release. In consideration of the payments and benefits to be made under the letter from Deltek, Inc. (the “Company”) to [                    ] (the “Employee”), dated as of                     , (the “Employment Letter”), the Employee, with the intention of binding the Employee and the Employee’s heirs, executors, administrators and assigns, releases, remises, acquits and forever discharges the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, agents, shareholders, attorneys, employees and employee benefits plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (individually, a “Company Released Party,” and collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known, unknown, suspected or unsuspected which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time prior to the date of this Agreement had, owned or held, against any Company Released Party (each, an “Action”) arising out of or in connection with the Employee’s service as an employee, officer and/or director of any member of the Company Affiliated Group (or the predecessors thereof), including, without limitation, (i) the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or cash incentive or bonus payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort and (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning harassment, discrimination, retaliation and other unlawful or unfair labor and employment practices), any and all Actions based on the Employee Retirement Income Security Act of 1974 (“ERISA”), and any and all Actions arising under the civil rights laws of any Federal, state or local jurisdiction, including, without limitation, Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), Sections 503 and 504 of the Rehabilitation Act, the Family and Medical Leave Act and the Age Discrimination in Employment Act (“ADEA”), excepting only:

(a)	rights of the Employee under this Waiver and Release of Claims and the Employment Letter;

(b)	rights of the Employee relating to equity awards held by the Employee as of his or her date of termination;

(c)	the right of the Employee to receive COBRA continuation coverage in accordance with applicable law and the Employment Letter;

(d)	rights to indemnification the Employee may have (i) under applicable corporate law, (ii) under the bylaws or certificate of incorporation of any Company Released Party or (iii) as an insured under any directors and officers liability insurance policy now or previously in force;

(e)	claims for benefits under any health, disability, retirement, deferred compensation, life insurance or other similar employee benefit plan or arrangement of the Company Affiliated Group; and

(f)	claims for the reimbursement of unreimbursed business expenses incurred prior to the date of termination pursuant to applicable Company policy.

2. No Admissions, Complaints or Other Claims. The Employee acknowledges and agrees that this Waiver and Release of Claims is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied. The Employee also acknowledges and agrees that he or she has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any Actions against any Company Released Party with any governmental agency, court or tribunal.

3. Application to all Forms of Relief. This Waiver and Release of Claims applies to any form of relief, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages for pain or suffering, costs and attorneys’ fees and expenses.

4. Specific Waiver. The Employee specifically acknowledges that his or her acceptance of the terms of this Waiver and Release of Claims is, among other things, a specific waiver of any and all Actions under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing in this Waiver and Release of Claims shall be deemed, nor does anything in this Agreement purport, to be a waiver of any right or Action which by law the Employee is not permitted to waive.

5. Voluntariness. The Employee acknowledges and agrees that he or she is relying solely upon his or her own judgment; that the Employee is over eighteen years of age and is legally competent to sign this Waiver and Release of Claims; that the Employee is signing this Waiver and Release of Claims of his or her own free will; that the Employee has read and understood the Waiver and Release of Claims before signing it; and that the Employee is signing this Waiver and Release of Claims in exchange for consideration that he or she believes is satisfactory and adequate. The Employee also acknowledges and agrees that he or she has been informed of the right to consult with legal counsel and has been encouraged to do so.

6. Complete Agreement/Severability. This Waiver and Release of Claims constitutes the complete and final agreement between the parties and supersedes and replaces all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Waiver and Release of Claims. All provisions and portions of this Waiver and Release of Claims are severable. If any provision or portion of this Waiver and Release of Claims or the application of any provision or portion of the Waiver and Release of Claims shall be determined to be invalid or unenforceable to any extent or for any reason, all other provisions and portions of this Waiver and Release of Claims shall remain in full force and shall continue to be enforceable to the fullest and greatest extent permitted by law.

7. Acceptance and Revocability. The Employee acknowledges that he or she has been given a period of 21 days within which to consider this Waiver and Release of Claims, unless applicable law requires a longer period, in which case the Employee shall be advised of such longer period and such longer period shall apply. The Employee may accept this Waiver and Release of Claims at any time within this period of time by signing the Waiver and Release of Claims and returning it to the Company. This Waiver and Release of Claims shall not become effective or enforceable until seven calendar days after the Employee signs it. The Employee may revoke his or her acceptance of this Waiver and Release of Claims at any time within that seven calendar day period by sending written notice to the Company. Such notice must be received by the Company within the seven calendar day period in order to be effective and, if so received, will void this Waiver and Release of Claims for all purposes.

8. Governing Law. Except for issues or matters as to which Federal law is applicable, this Waiver and Release of Claims shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to its conflicts of laws principles.

[Employee]